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                                                                   EXHIBIT 23.10

                 [LETTERHEAD OF BEHRE DOLBEAR & COMPANY, INC.]


                   CONSENT OF BEHRE DOLBEAR & COMPANY, INC.

We hereby consent to references to our name and to any analyses performed by us in our capacity as an independent consultant to Apex Silver Mines Limited the ("Company") which are set forth in the Registration Statement on Form S-1 filed by the Company with the Securities Exchange Commission ("Commission") this August 29, 1997.

                                        /s/ Bernard Guarnera
                                        -----------------------------
                                    For Behre Dolbear & Company, Inc.

Denver, Colorado
August 29, 1997.